Exhibit 3.1
Amended October 26, 2009

AMENDED AND RESTATED BYLAWS

OF

CEC ENTERTAINMENT, INC.

Offices

1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Kansas shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Kansas pursuant to applicable provisions of law.

2. Corporate Offices. The corporation may have such other corporate offices and places of business anywhere within or without the State of Kansas as the Board of Directors may from time to time designate or the business of the corporation may require.

Seal

3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Kansas.” The corporate seal may be used by causing it or a facsimile thereon to be impressed or affixed or otherwise reproduced in any manner.

Stockholders’ Meeting

4. Place of Meetings. All meetings of the stockholders shall be held at the offices of the corporation in the City of Irving, State of Texas or at such other place either within or without the State of Kansas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

5. Annual Meeting. (a) An annual meeting of the stockholders of the corporation shall be held  at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting.

(b) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (A) was a stockholder of record at the time of giving of notice to stockholders as provided for in Section 11(a) and at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section and in Sections 11(b) and (c) as to such business or nomination.  Section 5(b)(ii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and included in the corporation's notice of meeting) before an annual meeting of stockholders.  Section 5 and Section 11 are expressly intended to apply to any nomination or business proposed to be brought before an annual meeting, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation.

(c) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(b)(ii), the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice (including all information required by Section 11(b), including, if applicable, the completed and signed questionnaire, representation and agreement required by Section 11(c)) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the announced date of such annual meeting and not later than the close of business on the later of the 90th day prior to the announced date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

6. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation.  Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the special meeting pursuant to and as set forth in the corporation's notice of meeting.  Special meetings may be called by the Chairman of the Board, by the President, by the Secretary, by the Board of Directors, or by the holders of, or by any officer or stockholder upon the written request of the holders of, not less than twenty-five percent (25%) of the outstanding stock entitled to vote at such meeting delivered to the Secretary, and shall be called by any officer directed to do so by the Board of Directors or requested to do so in writing by a majority of the Board of Directors. Any such written request shall state the purpose or purposes of the proposed meeting and shall include the information set forth in Sections 11(b) and (c), as applicable. The “call” and the “notice” of any such meeting shall be deemed to be synonymous.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders only if directors are to be elected pursuant to the corporation's notice of meeting.  In such case, nominations of persons for election to the Board of Directors may only be made (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice to stockholders as provided for in Section 11(a) and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 11(b) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 11(c)) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.  Section 6 and Section 11 are expressly intended to apply to any nomination or business proposed to be brought before a special meeting of stockholders, regardless of whether or not such proposal is made by means of an independently financed proxy solicitation.

    7. Voting. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by such stockholder and being granted not more than three years prior  to said meeting, unless the proxy provides for a longer period. Unless otherwise provided by the Articles of Incorporation and except in the case of elections of directors, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his or her name on the books of the corporation. Except as otherwise provided by the Articles of Incorporation, at all elections of directors each stockholder shall be entitled to as many votes as shall equal the number of votes to which his or her shares of stock are entitled, multiplied by the number of directors to be elected by the holders of shares of the same class as such stockholder, and such stockholder may cumulate his or her votes and cast all of such votes for a single director or may distribute them among the number to be voted for by holders of such class of stock, or any two or more of them as he or she may see fit. At all meetings of stockholders, the voting may be otherwise than by ballot, except that, unless otherwise provided by the Articles of Incorporation, (i) election of directors shall be by ballot, and (ii) any qualified voter may demand a vote by ballot on any other matter, in which event such vote shall be taken by ballot.

    8. Quorum. The holders of a majority of the outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. Every decision of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation or by these Bylaws.

If the holders of not less than twenty-five percent (25%) of the outstanding stock entitled to vote at any meeting are present in person or by proxy at a meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under Section 10 of these Bylaws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

10. Stockholders’ Lists. The Secretary or Assistant Secretary, who shall have charge of the stock ledger, shall, if required in writing by any stockholder at least twenty (20) days prior to any meeting of stockholders or if ordered to do so by the Board of Directors, prepare and make, at least ten days before such meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

11. Notice and Proper Business Brought Before Meetings of Stockholders. (a) Notice to Stockholders.  Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof (including the matter or matters of business to be acted on or persons nominated for election to the Board of Directors, as applicable, at such meeting), shall be given to each stockholder of record of the corporation entitled to vote at such meeting, either personally or by first class mail, not less than ten (10) days or not more than fifty (50) days prior to the meeting.

(b)  Stockholder's Notices to the Secretary of Nominations for Director or Other Business to be Brought Before the Meeting.  To be in proper form, a stockholder's notice (whether given pursuant to Section 5(c) or Section 6, to the Secretary must: (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, if any, (B) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and/or beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by Section 11(c). The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c)  Information Necessary for Eligibility for Nomination as a Director. To be eligible to be a nominee for election or reelection as a director of the corporation, a candidate for nomination must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5 or Section 6, as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(d) Proper Nominations and Other Business Brought Before Meetings of Stockholders.  Only such persons who are nominated in accordance with the procedures set forth in Section 5 or, if applicable, Section 6 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with the procedures set forth in Sections 5 or 6 of these Bylaws, as applicable. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(e) Definition of "Public Announcement."  For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f)  Compliance with Exchange Act.  In addition to the foregoing provisions of these Bylaws, in order for business to be properly brought before an annual or special meeting of stockholders, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 5 or Section  6. Any reference in these Bylaws to the Exchange Act or the rules promulgated thereunder shall be references to such provisions as the provisions are amended, revised or replaced from time to time.  Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

12. Consent of Stockholders in Lieu of Meeting. To the extent, if any, and in the manner permitted by statute and unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

Board of Directors

13.  Management. The management of all the affairs, property and business of the corporation shall be vested in a Board of Directors.

The Board of Directors shall consist of ten (10) persons or such number as may be fixed from time to time by two-thirds (2/3) of the directors then in office. In lieu of electing the whole number of directors annually, the directors have been divided into three (3) classes, Class I, Class II and Class III, with three (3) directors in each of Class I and Class III and four (4) directors in Class II. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire will be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any further increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.

Unless required by the Articles of Incorporation, directors need not be stockholders. In addition to the powers and authority by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

14. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by two-thirds (2/3) of the directors then in office, though less than a quorum, or by a sole remaining director, unless the vacancy or newly created directorship is being filled at an annual meeting of stockholders or at a special meeting of stockholders at which the Board of Directors has determined that directors shall be elected at such special meeting, and the directors so chosen shall hold office for the terms specified in the Articles of Incorporation, and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

15. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, or by any two (2) or more of the directors. The place may be within or without the State of Kansas as designated in the notice.

16. Notice of Meetings. Notice of all regular meetings of the Board of Directors may be provided to each director by the Secretary or the Chairman of the Board by telephone, facsimile, electronic mail or any other means reasonably calculated to be received at least two (2) days before the time fixed for such meeting.  Notice of special meetings of the Board of Directors may be given by telephone, facsimile, electronic mail or any other means reasonably calculated to be received by each director at least 24 hours before the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate under the circumstances.  Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

17. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting pursuant hereto shall constitute presence in person at such meeting.

18. Quorum. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

If at least two (2) directors or one-third (1/3) of the whole Board of Directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

19. Standing or Temporary Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors with respect to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless said resolution or resolutions, the Articles of Incorporation, or these Bylaws expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock.  Each committee may adopt such methods of calling, holding and conducting its meetings as may be determined by a majority of the full membership of such committee from time to time.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the corporation may act as Secretary of the committee if the committee so requests.

20. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may, by resolution, fix a sum to be paid to directors for serving as directors of the corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and in each case may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

21. Resignations. Any director may resign at any time by giving a written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

22. Indemnification and Liability of Directors and Officers. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director, officer, employee or agent of another entity. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons. The corporation shall advance to any person entitled to indemnification hereunder such expenses and costs as such person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to the corporation any such funds so advanced in the event that such person is not entitled to such indemnification hereunder.

No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the corporation or of any other entity which he serves as a director, officer, employee or agent at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

23. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Officers

24.(a) Officers - Who Shall Constitute. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders. The Board of Directors may also designate additional Assistant Secretaries and Assistant Treasurers. In the discretion of the Board of Directors, the Chairman of the Board of Directors shall at all times be, and other officers may be (but need not be) members of the Board of Directors. Any two (2) or more offices may be held by the same person.

An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; provided, however, the Board may also require of such person his or her written acceptance and promise faithfully to discharge the duties of such office.

(b) Term of Office. Each officer of the corporation shall hold his or her office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his or her election or appointment, or until his or her death, resignation or removal by the Board, whichever occurs first. In any event, each officer of the corporation who is not reelected or reappointed at the annual meeting of the Board of Directors next succeeding his or her election or appointment and at which any officer of the corporation is elected or appointed shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his or her election or appointment.

(c) Other Officers and Agents. The Board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

25. The Chairman of the Board. If a Chairman of the Board be elected or appointed, he or she shall preside at all meetings of the stockholders and directors at which he or she may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as it may determine from time to time, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the corporation, with all of the powers otherwise conferred upon the President of the corporation under Section 26 of these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation’s business and affairs between the Chairman of the Board and the President.

26. The President. Unless the Board otherwise provides, the President shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of the corporation, and shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the stockholders and directors.

The President may execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

Unless the Board otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as such holder thereof this corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If a Chairman of the Board be elected or appointed and designated as the chief executive officer of the corporation, as provided in Section 25 of the Bylaws, the President shall perform such duties as may be specifically delegated to him or her by the Board of Directors or conferred by law exclusively upon him or her and in the absence, disability or inability to act as the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

27. Vice President. In the absence of the President or in the event of his or her disability, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may from time to time prescribe.

28. Secretary and Assistant Secretaries. The Secretary may attend all sessions of the Board and all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose.  The Secretary shall perform like duties for committees of the Board when requested by the Board or any such committee to do so.

It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

The Secretary shall see that all corporate books, records, lists and information, or duplicates, required to be maintained in the State of Kansas, or elsewhere, are so maintained.

The Secretary shall keep in safe custody the seal of the corporation, and shall have the authority to affix the seal to any instrument requiring it, and when so affixed, the Secretary shall attest the seal by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

The Secretary shall have the general duties, responsibilities, and authorities of a secretary of a corporation and shall perform such other duties and have such other responsibilities and authorities as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the corporation, under whose direct supervision he or she shall be.

In the absence of the Secretary or in the event of the Secretary's disability, inability or refusal to act, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

29. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or by any officer of the corporation to whom such authority has been granted by the Board of Directors.

The Treasurer shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an accounting of all his transactions as Treasurer and of those under his or her jurisdiction, and of the financial condition of the corporation.

The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

    The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation and shall, unless otherwise provided by the Board, be the chief financial and accounting officer of the corporation.

If required by the Board, the Treasurer shall give the corporation a bond in a sum and with one (1) or more sureties satisfactory to the Board, for the faithful performance of the duties of his or her office, and for the restoration to the corporation, in the case of his or her death, resignation, retirement or removal from office, of all corporate books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control which belong to the corporation.

In the absence of the Treasurer or in the event of his or her disability, inability or refusal to act, the Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other authority as the Board of Directors may prescribe from time to time.

30. Duties of Officers May be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of such officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board concurs therein.

31. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

32. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board or the President, or may be delegated to a committee. Salaries and compensation of all other appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the Chairman of the Board, the President or such other officer or officers as may be designated by the Board of Directors to do so.

33. Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

Shares of Stock

34. Shares of Stock. The shares of stock of the corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of the stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for the holder’s shares of stock which shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying to the number of shares owned by him or her. To the extent permitted by statute, any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.

35. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock. Shares of the corporation in certificated form shall be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. Shares of the corporation in uncertificated form shall be transferred by delivery of an assignment in writing or a written power of attorney to sell, assign and transfer the same signed by the registered holder of the shares. Until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him or her, shall perform all of the duties thereof.

36. Registered Stockholders. Registered stockholders only shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Kansas.

37. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

38. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Kansas, the Articles of Incorporation of the corporation or these Bylaws.

39. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (if permitted by statute) to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Dividends and Finance

40. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of stock of the corporation.

41. Creation of Reserves. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

42. Moneys. The moneys of the corporation shall be deposited in the name of the corporation in such bank, banks, trust company, or trust companies as the Board of Directors shall designate, and shall be drawn out only by check, signed by the persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner hereinafter provided in this Bylaw Section 43.

The Board of Directors by resolution may authorize an officer or officers of the corporation to designate any bank, banks, trust company, or trust companies in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

43. Fiscal Year. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of an action by the Board of Directors, the fiscal year of the corporation shall end each year on the date on which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

44. Directors’ Annual Statement. The Board of Directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Books and Records

45. Books, Accounts and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside of the State of Kansas, at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether, to what extent, and the conditions upon which the books, accounts and records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books, accounts or records of the corporation, except as conferred by law, vote of the stockholders, or resolution of the directors.

Notices

46. Provisions. Whenever the provisions of the Statutes of the State of Kansas, the Articles of Incorporation or these Bylaws require notice to be given to any director, officer or stockholder, they shall not be construed to require actual personal notice. Notice by first class mail may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.  If notice be given by facsimile, such notice shall be deemed to be given when the sender receives electronic confirmation the facsimile was sent to the recipient at the facsimile number for such person in the records of the corporation.  If notice be given by electronic mail, such notice shall be deemed to be given when the same is sent to the e-mail address for such person in the records of the corporation.

47. Waiver. Whenever any notice is required to be given under the provisions of the statutes of the State of Kansas, or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

Miscellaneous

48. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or limited to specific instances.

49. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted, in the manner provided in the Articles of Incorporation.

The foregoing Amended and Restated Bylaws of CEC Entertainment, Inc. were adopted pursuant to Article Ninth of the Articles of Incorporation on October 26, 2009.

By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Secretary